Exhibit 10.1

[***] = Certain information that has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential.

AMENDMENT TO MASTER AGREEMENT FOR SUPPLY OF FURNACE PRODUCTS

This AMENDMENT TO MASTER AGREEMENT FOR SUPPLY OF FURNACE PRODUCTS (this “Amendment”) is entered into on this 8th day of February, 2024 (the “Effective Date”) by and between Arq Solutions (Red River), LLC (f/k/a ADA Carbon Solutions (Red River), LLC), a Delaware limited liability company (the “Seller”), and Norit Americas, Inc. (“Buyer”) (together, the “Parties” and individually a “Party”).

RECITALS

WHEREAS Buyer and Seller are parties to that certain Master Agreement for Supply of Furnace Products, effective September 30, 2020 (the “Agreement”);

WHEREAS the parties desire to amend the Agreement;

NOW, THEREFORE, in consideration of the promises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

1.Capitalized terms that are used in this Amendment but not defined herein have the meaning given to them in the Agreement.

2.Amendment. The Agreement is hereby amended to reflect the following:

A.All references in the Agreement to “Cabot Norit Americas, Inc.” are replaced with “Norit Americas, Inc.”

B.Section 2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“2. Requirements. Buyer shall purchase from Supplier and Supplier shall supply Buyer within each Contract Year during the Term (“Contract Year” and “Term” are defined in Section 12 below) the amount of Product(s) needed by Buyer to meet 100% of Buyer’s requirements of lignite-based powder activated carbon (“PAC”) and granular (greater than [***]) activated carbon (“GAC”) for customer sales in North America (the “Required Quantity”); provided, however that subject to Section 4(a) Buyer may procure up to [***]million pounds of such requirements for Product(s) produced at its plant in Estevan, Saskatchewan, Canada each Contract Year.

Supplier agrees that a maximum of [***]million pounds ([***]for Calendar Year 2024) of Product shall be available to Buyer during each Contract Year

(the “Maximum Annual Quantity”). During each Contract Year, the Maximum Annual Quantity will be composed of the Product grade mix in Exhibit B (i.e. they will be in a ratio consistent with the Product(s) set forth in the Exhibit B column titled Post 2024) (the “Product Mix”), unless otherwise agreed to Section 5(j),in writing by Supplier. For the avoidance of doubt, Supplier may refuse to supply to Buyer more than [***]1 pounds of GAC in the ratios set forth in Exhibit B in any Contract Year.

C.Section 4 of the Agreement is hereby deleted in its entirety and replaced with the following:

“4. Annual Target Volume. The volume of Product that Supplier shall supply and Buyer shall purchase each Contract Year is the “Annual Target Volume”. For subsequent Contract Years after 2024 as outlined on Exhibit B, on or before September 30th of each year, the Parties shall agree upon the Annual Target Volume for the upcoming Contract Year, which shall not be less than [***]% nor more than [***]% of the current Contract Year’s Annual Target Volume, up to the Maximum Annual Quantity, normalized for the Product Mix (provided that the volumes for each Product included in the column listed “All Medium Iodine and Low Iodine Grades of PAC” is set out). Provided, however,

(a)If Buyer’s good faith projected Annual Target Volume is greater than (A) [***]% of the current year’s Annual Target Volume, or (B) the Maximum Annual Quantity, then the Annual Target Volume for the upcoming Contract Year shall be permitted to be up to Supplier’s Available Capacity for the Products. In the event that Supplier is unable to provide all of the additional volumes, then Buyer shall be entitled to procure its remaining requirements for Products from any source, including but not limited to its plant in Estevan, Saskatchewan, Canada.

(b)The Annual Target Volume range permissible in succeeding Contract Years as a function of the Annual Target Volume in the current Contract Year is illustrated in Exhibit C.

(c)Subject to the foregoing limitations, in each Contract Year Supplier shall supply up to [***]% of the hours required to produce the Annual Target Volume of each Product grade and Buyer shall purchase a minimum of [***]% of the hours required to produce Annual Target Volume of each Product grade. If, during any Contract Year, Buyer’s demand for Product exceeds [***]% of the hours required to produce Annual Target Volume for such Product, then Buyer shall notify Supplier and the Parties shall discuss Supplier’s ability to supply. In the event that Supplier is unable to provide all of the additional volumes from Available Capacity, then Buyer shall be entitled to procure its remaining requirements for Products from any source.

1 Except to the extent Section 5(j) is applicable.

(d)Notwithstanding subsection (c) above, if, in a given 90 day period (consisting of the prior 60 days and the next 30 days as set out in the most recent forecast (the “By-Product Period”)), Buyer’s requested purchases of PAC do not consume at least [***]% of the aggregate by-product produced as a result of the requested purchase of GAC (“By-Product Ratio”), then Buyer shall amend its requested purchases for the next 30 days to meet the By-Product Ratio. If Buyer fails to amend its requested purchases for the next 30 days to meet the By-Product Ratio, then Supplier has no obligation to supply quantities of GAC that create by product in excess of the By-Product Ratio. Further, Buyer must meet the By-Product Ratio for its overall annual purchases.

(e)Subject to the other volume and hour limitations specified elsewhere in this agreement), in determining the normalized Product Mix for the Annual Target Volume, Buyer has the right to shift the Product Mix and the Seller will produce on a per Product basis Products within [***]% of the quantities required in Exhibit B based on the Annual Target Volume provided that such requested overall mix of Products constituting the Annual Target Volume (i) does not result in an increase in total hours from the Product Mix, (ii) meets the Level Load requirements in Section 7(i), (iii) meets the By Product Ratio requirements in Section 4(d), (iv) does not shift PAC quantities to GAC or GAC quantities to PAC, and (v) does not exceed the capacity of GAC Screener #1. Supplier may agree to any requests Buyer makes for shifts in the Product Mix that do not conform to this Section 4(e), and such agreed to Product Mix will apply for such agreed to Contract Year.

D.EXHIBIT A is hereby deleted in its entirety and replaced with the attached EXHIBIT A.

E.EXHIBIT B is hereby deleted in its entirety and replaced with the attached EXHIBIT B.

F.The section titled “Additives (2)” in EXHIBIT D is hereby deleted in its entirety and replaced as follows:

[***]

G.Section 7 of the Agreement is hereby amended to add in the following subsection (i) after existing subsection (h):

“(i) Level Load.
(x) Overall: Buyer will Level Load the monthly volume of Products ordered (or requested for delivery or pickup), in a Release or in a Purchase Order, during each calendar year. If Buyer requests volumes of Products in excess of [***]% of the monthly Level Load for all Products, Supplier, in its sole discretion, will not be obligated to deliver or provide for pickup those quantities of Products in excess of [***]% of the months Level Load, unless Supplier expressly agrees in writing to provide such excess quantities of Products. Notwithstanding the foregoing, Buyer shall have the right to order, and supplier shall be obligated to deliver or provide for pickup, up to [***]% of the Level Load for up to two individual months of each calendar year.
(y) High-Volume Products: Buyer will Level Load the monthly volume of High-Volume Products ordered (or requested for delivery or pickup), in a Release or in a Purchase Order, during each calendar year. If Buyer requests volumes of a High-Volume Product in excess of [***]% of the monthly Level Load for such High-Volume Product, Supplier, in its sole discretion, will not be obligated to deliver or provide for pickup those quantities of such High-Volume Product in excess of [***]% of the months Level Load, unless Supplier expressly agrees in writing to provide such excess quantities of High-Volume Product. Notwithstanding the foregoing, Buyer shall have the right to order, and supplier shall be obligated to deliver or provide for pickup, up to [***]% of the Level Load for up to two months of each calendar year.
(z) ‘High-Volume Product” shall mean any Product that constitutes more than [***]% of the Annual Target Volume.
(aa) ‘Level Load’ shall mean the volume of a specific Product calculated by taking such specific Product’s Annual Target Volume and dividing it by 12.”

H.The first paragraph of Section 14(b)(1) of the Agreement is hereby deleted in its entirety and replaced as follows:

Absent Force Majeure or if Buyer’s request exceeds the hours requirement set forth in Section 4(c), if Buyer orders or requests for delivery or pickup Product on a ‘level load’ basis and Supplier fails to supply up to [***]% of the Annual Target Volume (subject to the Maximum Annual Quantity) during any Contract Year, Supplier shall use reasonable commercial efforts to supply Products to Buyer before supplying itself or any of its other customers. If there continues to be a shortfall of Product from Supplier’s plant, Supplier shall use reasonable commercial efforts to secure Product for Buyer from third parties and supply at Product Price. Absent Force Majeure, if Supplier cannot secure sufficient supply to meet the Annual Target Volume consistent with Buyer making orders or requests for delivery or pickup on a ‘level load’ basis in compliance with the Level Load requirements set forth in Section 7(i), Supplier shall pay Buyer the positive difference between Buyer’s cost to acquire alternative Product and the Product Price for such Product to be paid within 30 days of receiving invoice from Buyer. Supplier shall have audit rights to review Buyer’s acquisition costs of alternative Product under this Section. Buyer’s payment of any Semi-Annual Capital Charge for Specific Capital Investments and Mine Closure Costs shall be suspended during the period of such supply shortfall, and such payments shall resume once Supplier is meeting its supply obligations.

I.Section 5 of the Agreement is hereby amended to add in the following subsections (h), (i), and (j) after existing subsection (g):

(h) Stranded Cost Recovery.
If Buyer purchases less than [***]% of the Annual Target Volume in any given calendar year (the “Stranded Cost Recovery Trigger”), then Supplier will recalculate the Price for each Product based on the actual purchased volume (the “Recalculated Price”), taking into account the impact of actual changes in volumes purchased to components of the Price, including but not limited to Byproduct Downgrade Fee, Production Variable Costs, and Production Fixed Costs, but specifically excluding the Upgrade Carbon Fee. (i) If the sum of Recalculated Price for each Product multiplied by the volume of each such Product actually purchased is greater than the sum of the Price for each Product multiplied by the volume of each such Product actually purchased (the “Underpayment”), then Supplier will issue an invoice in the amount of the Underpayment to Buyer and Buyer will make payment pursuant to the terms of the Agreement. (ii) If the sum of Recalculated Price for each Product multiplied by the volume of each such Product actually purchased is less than the sum of the Price for each Product multiplied by the volume of each such Product actually purchased (the “Overpayment”), then Supplier will issue a credit to Buyer in the amount of the Overpayment.

If the Stranded Cost Recovery Trigger applies, Supplier will provide the calculations used to determine the Underpayment or Overpayment, as applicable, within 45 days of the end of the calendar year.

(i) Upgrade Carbon Fee Adjustment.
Due to the variability in the cost of Upgrade Carbon (including transportation and storage costs associated with Upgrade Carbon), Supplier will on a quarterly basis, adjust the Upgrade Carbon Fee of the Products in Exhibit B-1, either up or down, due to documented changes in the cost of Upgrade Carbon. Provided that this Upgrade Carbon Fee Adjustment shall not apply to Products using only Buyer provided Upgrade Carbon; except to the extent use of such Buyer Provided Upgrade Carbon requires storage, transportation, or additional processing costs.

(j) GAC-Related Capacity Improvement Projects. Pursuant to Sections 5(b) and 5(d) and subject to further agreement by the Parties, completion of the following capital investments will enable Supplier to increase the production of GAC Products:

•Belt Consolidation and upgrade on GAC Screener #1
•The Bucket Elevator feeding the GAC Secondary Cooler to be replaced with a more robust design, like the Bucket Elevator on the discharge side of the Secondary Cooler.
•Upgrades to the Purchased Upgrade Carbon Bag Unloading Station, and the addition of a holding silo, gravimetric feeder, and conveyor to allow accurate blending of carbons with byproduct.

Upon completion of the foregoing capital investments, the GAC Limit shall be increased to [***] per Contract Year (for the avoidance of doubt, these capital investments allow the Maximum Annual Volume to increase to [***] pounds).

These capital projects are subject to the requirements of the Agreement on Shared Capital Investment in Section 5(b) or Specific Capital Investment in Section 5(d). Supplier shall not commence such capital projects without Buyer’s prior written approval.

J.Section 10 of the Agreement is hereby deleted in its entirety and replaced as follows:

10. Right to Audit. Either Party shall have the right to retain an independent auditor to confirm any of product prices, Prices per Pound, price changes, volumes, capital charges, calculations, quality compliance or other obligations individually, an “Audited Item”) under this Agreement. For the avoidance of doubt, the largest four international public accounting firms shall be considered independent even if one or both of the Parties utilize the firm for other matters. The cost of such auditor will be at the sole expense of the requesting Party unless a discrepancy in excess of [***] of the Contract Year total for the Audited Item is determined, in which case the cost of the auditor shall be borne solely by the erring party. For the avoidance of doubt, examples in exhibit D of the Contract Year total are the good faith calculations of Annual Target Volume and Standard Cash Costs, as provided by the parties pursuant to Sections 4(a) and 5(a), respectively (except to the extent either is modified pursuant to 5(h)), or, in the case of capital charges, the actual documented costs of such capital expenditures. The auditor shall report to both Parties its final opinion concerning the matter for which it was retained as well as any amount due from one Party to the other Party. The auditor shall be required to maintain the confidentiality of all information in the audit report. These audit rights shall survive until the one-year anniversary of the expiration or termination of this Agreement.

K.The Agreement is hereby amended to add the attached Exhibit B-1 titled “PAC Product Blends” as Exhibit B-1 to the Agreement immediately before the existing Exhibit C.

L.In Section 32, the Buyer notice information is hereby deleted and replaced with the following:

If to Buyer:
Norit Americas, Inc.
Attention: Jeff Mills
1155 Business Center Dr.
Suite 240
Horsham, PA 19044
Email: jeff.mills@norit.com

With a copy to:
Norit Americas, Inc. Attention: General Counsel
1155 Business Center Dr.

Suite 240
Horsham, PA 19044
Email: pete.zografakis@norit.com

M.In Section 32, the Supplier notice information is hereby deleted and replaced with the following:

If to Supplier:
Arq Solutions (Red River), LLC
Attn: Chief Operating Officer
8051 E. Maplewood, Suite 210
Greenwood Village, CO 80111
Email: deke.williamson@adaes.com

With Copy to:

Arq Solutions, LLC
Attn: General Counsel
8051 E. Maplewood, Suite 210
Greenwood Village, CO 80111
Email: clay.smith@ada-cs.com

MISCELLANEOUS.

a.Except as specifically amended by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.
b.This Amendment may be executed in any number of counterparts, any of which may be delivered via email or PDF, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.
c.If there are any conflicting provisions between this Amendment and the Agreement, then this Amendment shall control.
d.No provision of this Amendment shall be deemed waived without express written notice of waiver. Failure to demand strict performance in one instance shall not be deemed to waive either Party’s right to insist on strict performance in any other instance.
e.Whenever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of this Amendment is held to be invalid, illegal or unenforceable in any respect under Applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Amendment shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

[Signatures commence on next page]

IN WITNESS WHEREOF, the undersigned authorized representatives of the Parties have duly executed this Amendment to be effective on the Amendment Effective Date.

Norit Americas, Inc.	Arq Solutions (Red River), LLC
By: /s/ Jeffrey W. Mills	By: /s/ Deke Williamson
Name: Jeffrey W. Mills	Name: Deke Williamson
Title: VP Product Management & Supply Chain	Title: Chief Operating Officer